Exhibit 99.1

Equity Partners for Companies Primed to Become Public Nasdaq: KIPO Q4 2011 Quarterly Conference Call March 7, 2012 Keating Capital, Inc. (“Keating Capital”) is a Maryland corporation that has elected to be regulated as a business development company under the Investment Company Act of 1940. Keating Investments, LLC  (“Keating Investments”) is an SEC registered investment adviser and acts as an investment adviser and receives base management and/or incentive fees from Keating Capital. Keating Investments and Keating Capital operate under the generic name of Keating. This presentation is a general communication of Keating and is not intended to be a solicitation to purchase or sell any security.  This presentation may contain certain forward-looking statements, including statements with regard to the future performance of Keating Capital. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors that could cause actual results to differ materially are included in Keating Capital’s Form 10-K and Form 10-Q, and include uncertainties of economic, competitive, and market conditions, and future business decisions all of which are difficult or impossible to predict accurately, and many of which are beyond the control of Keating Capital. Although Keating Capital believes that the assumptions underlying the forward-looking statements included herein are reasonable, any of the assumptions could be inaccurate and therefore there can be no assurance that the forward-looking statements included herein will prove to be accurate. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update this presentation (including the slides presented) or any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Portfolio Companies as of January 31, 2012 *All dollar amounts represent Keating Capital’s investment at cost. 1 As of December 31, 2011, Keating Capital had made no sales of any common stock in its publicly traded positions. 2 There can be no assurances that these companies will complete IPOs. 2

Portfolio Company Investment Allocation as of December 31, 2011 *Allocation is based on fair value at December 31, 2011. 3

Portfolio Company Investments Detail Portfolio Company Investments as of December 31, 2011 1 At December 31, 2011, NeoPhotonics’ stock price was $4.58 per share. 2 At Deecmber 31, 2011, Solazyme’s stock price was $11.90 per share. 4

Portfolio Company Investments Detail (continued) Portfolio Company Investments as of December 31, 2011 5

Summary of Assets & NAV Comparative Selected Financial Data Three Months Ended December 31, 2011 and September 30, 2011 1 Includes investments of $4,022,900 (at cost) made during the three months ended December 31, 2011, consisting of: Agilyx investment of $4,000,000 and Liverscribe investment of $22,900. 2 Comprised of common stock positions in NeoPhotonics and Solazyme which are freely tradable as of December 31, 2011.  Also includes investments of $553,259 (at cost) made during the three months ended December 31, 2011, consisting of open market purchases of Solazyme. 3 Keating Capital does not use debt to acquire portfolio companies, and its liabilities are solely comprised of accounts payable and accrued expenses incurred in the ordinary course of business. 6

Change in Net Asset Value Change in Net Asset Value Three Months Ended December 31, 2011 1 Per share data based on weighted average common shares outstanding during the period, except for the beginning and ending period net asset values per share which are based on the total common shares outstanding at the beginning and end of the period. 7

Change in Net Asset Value Change in Net Asset Value Twelve Months Ended December 31, 2011 1 Per share data based on weighted average common shares outstanding during the period, except for the beginning and ending period net asset values per share which are based on the total common shares outstanding at the beginning and end of the period. In addition, per share data from issuance of common stock represents the average increase in net asset value attributable to each common share issued during the year ended December 31, 2011. 8

Portfolio Company Holding Periods From timing perspective, Keating Capital is operating consistent with investment strategy Based on portfolio company holdings as of December 31, 2011 9

Performance Scorecard: Portfolio Company Phase Completion As of Decmber 31, 2011 (unless otherwise noted) 10

Performance Scorecard:  Capital Gains and Distributions As of December 31, 2011 (unless otherwise noted) 11

Equity Partners for Companies Primed to Become Public Nasdaq:  KIPO www.KeatingCapital.com Margie L. Blackwell Investor Relations Director (720) 889-0133 mb@keatinginvestments.com